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                      [Brewer & Pritchard, P.C. letterhead]


                                  July 20, 2001


Board of Directors
Eagle Wireless International, Inc.
101 Courageous Drive
League City, Texas 77573

         Re:      Registration on Form S-3

Gentlemen:

         We have acted as counsel to Eagle Wireless International, Inc., a Texas corporation (the "Company"), in connection with the proposed issuance and sale of up to 7,397,267 shares (the "Shares") of the Company's common stock, par value $0.001 per share, as described in the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including Shares to be issued on the exercise of a certain option, and on the exercise and conversion of certain warrants and convertible debt of the Company and its subsidiaries, all as set forth in the Registration Statement.

         We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         Based on the foregoing, and assuming that the full consideration for each Share issuable upon exercise of the options and warrants is received by the Company in accordance with the terms of the options and warrants, and assuming all Shares issuable pursuant to the terms of the convertible note are issued in accordance with such terms, it is our opinion that the Shares covered by the Registration Statement will, when issued, be validly issued and outstanding, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.



                                              Very truly yours,

                                              /s/ Brewer & Pritchard, P.C.

                                              BREWER & PRITCHARD, P.C.